EXHIBIT 99.1

Upland Software Reports Third Quarter 2018 Financial Results
AUSTIN, Texas, November 8, 2018 /PRNewswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management software, today announced financial and operating results for the third quarter of 2018 and provided guidance for its fourth quarter and full year of 2018.
Third Quarter 2018 Financial Highlights

•	Total revenue was $37.1 million, an increase of 42% from $26.1 million in the third quarter of 2017.

•	Subscription and support revenue was $33.9 million, an increase of 46% from $23.2 million in the third quarter of 2017.

•	GAAP net loss was $4.3 million, an increase of 21% from a GAAP net loss of $3.5 million, in the third quarter of 2017.

•	Adjusted EBITDA was $13.1 million, or 35% of total revenue, an increase of 57% from $8.3 million, or 32% of total revenue, in the third quarter of 2017.

•	Cash on hand as of the end of the third quarter was $16.1 million.

“Q3 was another record quarter with strong revenue growth, record Adjusted EBITDA, and a host of significant product enhancements that demonstrate our commitment to customer-driven innovation,” said Jack McDonald, chairman and CEO of Upland Software. “And just after quarter close, we announced our largest acquisition to date of Rant & Rave, a leading customer engagement platform and strategic addition to our product portfolio, which added meaningful cross-selling opportunities in the United States and Europe. Our Q4 and full-year guidance is strong, our M&A pipeline is robust, and we are actively pursuing additional strategic acquisition opportunities.”
Third Quarter Business Highlights

•	Expanded 208 existing customer relationships, including 17 major expansions, and added 130 new customer relationships, including 12 major accounts.

•
Enhanced our Workflow Automation product family by delivering improved user experience for our RFP and sales proposal automation solution, and introduced new capabilities for reporting and analyzing data.

•
Released several updates within our Digital Engagement product family incorporating customer-requested enhancements delivering usability improvements and performance upgrades to the mobile messaging platform.

•
Improved user experience within our Project and IT Management product family in our PPM and PSA solutions; improved visualization, budgeting and charge back capabilities in our ITFM solution; improved planning capabilities in our supply chain management solution; and added integration with Office 365 SharePoint to our knowledge management solution.

•
Delivered a major user experience upgrade, along with customer-requested enhancements for Upland Analytics, our reporting platform powered by Upland's ComSci ITFM application, and integrated with Tenrox, Upland's professional services automation (PSA) solution.

•
Just after quarter close, on October 3, 2018, strengthened our Upland Mobile Messaging (UMM) platform by acquiring Rant & Rave, a leading provider of cloud-based customer engagement solutions including voice of customer (VoC) and voice of employee (VoE) applications that enable users to capture, analyze, and act on real-time customer and employee feedback across multiple channels including Short Message Service (SMS), mobile email, web, and social media.

Business Outlook

For the quarter ending December 31, 2018, Upland expects reported total revenue to be between $41.8 and $43.8 million, including subscription and support revenue between $38.8 and $40.0 million, for growth in recurring revenue of 59% at the mid-point over the quarter-ended December 31, 2017. Third quarter 2018 Adjusted EBITDA is expected to be between $15.3 and $16.1 million, for an Adjusted EBITDA margin of roughly 37% at the mid-point, representing growth of 61% at the mid-point over the quarter-ended December 31, 2017.
For the full year ending December 31, 2018, Upland expects reported total revenue to be between $146.5 and $148.5 million, including subscription and support revenue between $133.6 and $134.8 million, for growth in recurring revenue of 57% at the mid-point over the year ended December 31, 2017. Full year 2018 Adjusted EBITDA is expected to be between $51.7 and $52.5 million, for an Adjusted EBITDA margin of 35% at the mid-point, representing growth of 72% at the mid-point over the year ended December 31, 2017.

Conference Call Details
Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 1378270. The conference call will be simultaneously webcast on Upland’s investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com for twelve months.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leading provider of cloud-based Enterprise Work Management software. Our family of applications enables users to manage their projects, professional workforce and IT investments; automate document-intensive business processes; and effectively engage with their customers, prospects and community via the web and mobile technologies. With more than 4,000 customers and over 450,000 users around the world, Upland Software solutions help customers run their operations smoothly, adapt to change quickly, and achieve better results every day. To learn more, visit www.uplandsoftware.com.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, nonrecurring litigation expenses, purchase accounting adjustments for deferred revenue, and the related tax effect of the adjustments above.
Upland defines annual net dollar retention rate as of December 31 as the aggregate annualized recurring revenue value at December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate annualized recurring revenue value from all customers as of December 31 of the prior fiscal year. This measure excludes the revenue value of uncontracted overage fees and on-demand service fees.
Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and our recent Quarterly Report on Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
Upland Software
512-960-1031
investor-relations@uplandsoftware.com

Media Contact:
Christina Turner
Media@uplandsoftware.com
855-944-7526

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, unaudited, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Subscription and support	$33,919	$23,169	$94,802	$60,711
Perpetual license	915	856	3,224	3,296
Total product revenue	34,834	24,025	98,026	64,007
Professional services	2,310	2,047	6,679	6,098
Total revenue	37,144	26,072	104,705	70,105
Cost of revenue:
Subscription and support	10,566	7,737	29,395	20,306
Professional services	1,517	1,376	4,182	3,838
Total cost of revenue	12,083	9,113	33,577	24,144
Gross profit	25,061	16,959	71,128	45,961
Operating expenses:
Sales and marketing	5,299	4,258	14,955	11,516
Research and development	5,400	4,092	15,577	11,572
Refundable Canadian tax credits	(99)	(195)	(404)	(424)
General and administrative	8,011	5,084	23,475	17,564
Depreciation and amortization	3,606	1,648	9,589	4,111
Acquisition-related expenses	2,497	4,399	8,739	10,368
Total operating expenses	24,714	19,286	71,931	54,707
Gain (loss) from operations	347	(2,327)	(803)	(8,746)
Other expense:
Interest expense, net	(3,118)	(2,277)	(8,755)	(4,372)
Loss on debt extinguishment	—	1,634	—	—
Other income (expense), net	(744)	(130)	(965)	(260)
Total other expense	(3,862)	(773)	(9,720)	(4,632)
Loss before provision for income taxes	(3,515)	(3,100)	(10,523)	(13,378)
Provision for income taxes	(735)	(406)	(2,118)	(1,553)
Net loss	$(4,250)	$(3,506)	$(12,641)	$(14,931)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.21)	$(0.18)	$(0.63)	$(0.83)
Weighted-average common shares outstanding, basic and diluted	20,089,919	19,380,519	19,916,907	18,043,365

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,089	$22,326
Accounts receivable, net of allowance	26,440	26,504
Deferred commissions, current	2,374	—
Prepaid and other	3,890	2,856
Total current assets	48,793	51,686
Canadian tax credits receivable	1,637	1,196
Property and equipment, net	2,206	2,927
Intangible assets, net	112,156	70,043
Goodwill	157,078	154,607
Deferred commissions, noncurrent	5,470	—
Other assets	153	800
Total assets	$327,493	$281,259
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,139	$3,887
Accrued compensation	3,048	5,157
Accrued expenses and other	10,168	12,148
Deferred revenue	43,575	43,807
Due to sellers	10,655	7,839
Current maturities of notes payable	4,330	2,301
Total current liabilities	75,915	75,139
Notes payable, less current maturities	153,898	108,843
Deferred revenue, noncurrent	901	1,570
Noncurrent deferred tax liability, net	6,808	3,262
Other long-term liabilities	736	1,030
Total liabilities	238,258	189,844
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	181,540	174,944
Accumulated other comprehensive loss	(4,830)	(2,403)
Accumulated deficit	(87,477)	(81,128)
Total stockholders’ equity	89,235	91,415
Total liabilities and stockholders’ equity	$327,493	$281,259

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2018	2017
	(unaudited)	(unaudited)
Operating activities
Net loss	$(12,641)	$(14,931)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,604	8,112
Deferred income taxes	421	698
Amortization of deferred commissions	1,709	—
Foreign currency re-measurement (gain) loss	105	(422)
Non-cash interest and other expense	616	416
Non-cash stock compensation expense	10,380	7,804
Non-cash loss on retirement of fixed assets	—	(18)
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	3,173	753
Prepaids and other	(3,115)	1,664
Accounts payable	(679)	1,736
Accrued expenses and other liabilities	(7,097)	789
Deferred revenue	(2,679)	(793)
Net cash provided by operating activities	4,797	5,808
Investing activities
Purchase of property and equipment	(643)	(443)
Purchase business combinations, net of cash acquired	(47,850)	(61,163)
Net cash used in investing activities	(48,493)	(61,606)
Financing activities
Payments on capital leases	(893)	(1,098)
Proceeds from notes payable, net of issuance costs	49,375	54,683
Payments on notes payable	(2,907)	(11,319)
Taxes paid related to net share settlement of equity awards	(4,642)	(628)
Issuance of common stock, net of issuance costs	858	43,257
Additional consideration paid to sellers of businesses	(4,294)	(5,361)
Net cash provided by financing activities	37,497	79,534
Effect of exchange rate fluctuations on cash	(38)	482
Change in cash and cash equivalents	(6,237)	24,218
Cash and cash equivalents, beginning of period	22,326	28,758
Cash and cash equivalents, end of period	$16,089	$52,976
Supplemental disclosures of cash flow information:
Cash paid for interest	$8,170	$3,966
Cash paid for taxes	$2,480	$1,463
Noncash investing and financing activities:
Equipment acquired pursuant to capital lease obligations	$—	$121

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of Net loss to Adjusted EBITDA:
Net Loss	$(4,250)	$(3,506)	$(12,641)	$(14,931)
Add:
Depreciation and amortization expense	5,387	3,066	14,604	8,112
Interest expense, net	3,118	2,277	8,755	4,372
Other expense, net	744	130	965	260
Loss on debt extinguishment	—	(1,634)	—	—
Provision for income taxes	735	406	2,118	1,553
Stock-based compensation expense	3,781	1,884	10,380	7,804
Acquisition-related expense	2,497	4,399	8,739	10,368
Purchase accounting deferred revenue discount	1,052	1,294	3,470	3,032
Adjusted EBITDA	$13,064	$8,316	$36,390	$20,570

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income (Loss) and Non-GAAP Diluted EPS
(in thousands, unaudited, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of Net Loss to Non-GAAP net income (loss):
Net loss	$(4,250)	$(3,506)	$(12,641)	$(14,931)
Add:
Stock-based compensation expense	3,781	1,884	10,380	7,804
Amortization of purchased intangibles	4,844	2,493	12,945	6,285
Amortization of debt discount	212	296	616	416
Acquisition-related expense	2,497	4,399	8,739	10,368
Loss on debt extinguishment	—	(1,634)	—	—
Purchase accounting deferred revenue discount	1,052	1,294	3,470	3,032
Tax effect of adjustments above	(59)	(84)	(135)	(242)
Non-GAAP net income	$8,077	$5,142	$23,374	$12,732

Weighted average ordinary shares outstanding, basic	20,089,919	19,380,519	19,916,907	18,043,365
Weighted average ordinary shares outstanding, diluted	21,152,333	20,633,820	20,937,223	19,169,180
Non-GAAP earnings per share, basic	$0.40	$0.27	$1.17	$0.71
Non-GAAP earnings per share, diluted	$0.38	$0.25	$1.12	$0.66

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Stock-based compensation:
Cost of revenue	$195	$147	$464	$277
Research and development	383	219	871	560
Sales and marketing	169	73	368	149
General and administrative	3,034	1,445	8,677	6,818
Total	$3,781	$1,884	$10,380	$7,804

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Depreciation:
Cost of revenue	$406	$443	$1,269	$1,461
Operating expense	137	130	390	366
Total	$543	$573	$1,659	$1,827

Amortization:
Cost of revenue	$1,375	$975	$3,746	$2,540
Operating expense	3,469	1,518	9,199	3,745
Total	$4,844	$2,493	$12,945	$6,285